EXHIBIT 99.3


  Goro Tokuyama Retirement Arrangement

   A. Employment Agreement

      Fiscal                            Annual
      Year   Position and Duties       Base Pay(1)         Other
      ______ ____________________  ________________   _________________
      FY05   Chairman of Molex     [Yen 61,194,800]   50% work hours.
             Japan and President                      Retain company
             of Far East North. No                    automobile, office
             longer a                                 and administrative
             Representative                           assistant.
             Director of Japan and
             Korea and no longer
             an Officer of Molex
             Incorporated.

             [Merit increase
             effective 9/1/04]


      FY06   Chairman of both      [Yen 36,716,900]   50% work hours.
             Molex Japan and Molex [US $330,452]      Retain company
             Korea                                    automobile, office
                                                      and administrative
             [Annual base pay                         assistant.
             reduced to 60% of
             6/30/05 base salary
             amount.  Resignation
             as corporate officer
             as of 7/1/05.]

             [The 60% reduction in
             pay approved by the
             Compensation
             Committee on 1/28/04
             was based on the
             fiscal year 2004
             salary rather than
             the fiscal year 2005
             salary effective
             9/1/04.]

      FY07-  Member of the Board   [Yen 36,716,900]    NA
      FY14   of Directors of both  [US $330,452]
             Molex Japan and Molex
             Korea

   B. Molex further agrees that if Goro Tokuyama dies during the term of this Agreement, it will pay his spouse, if she survives him, the balance of the annual payments each year that would have been paid to Tokuyama.

  (1) Yen 1 = $0.0090

NOTE: Revisions to previously approved arrangement are in brackets.